UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 7, 2017, the Registrant filed Articles of Amendment to its Articles of Incorporation with the South Carolina Secretary of State to effect the declassification of its Board of Directors, as approved by shareholders of the Registrant at the Annual Meeting of Shareholders on April 19, 2017. The Articles of Amendment are included as Exhibit 3 to this Current Report on Form 8-K, and provide for the annual election of directors.
Pursuant to the transition provision in the Articles of Amendment, commencing upon filing of the Articles of Amendment with the South Carolina Secretary of State, Directors elected prior to the 2018 Annual Meeting of Shareholders continue to be, and are, divided into three classes, as nearly equal in number as possible, and will hold office for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their respective elections and until their respective successors are elected and qualified. Directors elected at each Annual Meeting of Shareholders commencing with the Annual Meeting of Shareholders in 2018 will hold office for a term of one year expiring at the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3. Articles of Amendment to Registrant’s Articles of Incorporation, as filed with the South Carolina Secretary of State June 7, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: May 9, 2017	By:	/s/ John M. Florence, Jr.
John M. Florence, Jr.
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.	Articles of Amendment to Registrant's Articles of Incorporation, as filed with the South Carolina Secretary of State June 7, 2017